424(b)(3)
                                                               No. 33-90998-01
                          CNL INCOME FUND XVIII, LTD.


      This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 9, 1997. This Supplement replaces the Supplement dated May 15, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      All subscriptions are for the purchase of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII"). Offers are no longer being made nor are the General Partners accepting subscriptions for CNL XVII. THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.

      Information as to proposed properties for which CNL XVIII has received initial commitments and as to the number and types of Properties acquired by CNL XVIII is presented as of May 22, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which CNL XVIII receives initial commitments, as well as property acquisitions that occur after May 22, 1997, will be reported in a subsequent Supplement.


                                 THE OFFERING

SUBSCRIPTION PROCEDURES

      As of May 22, 1997, CNL XVIII had received total subscription proceeds of $19,654,664 (1,965,466 Units) from 950 Limited Partners. As of May 22, 1997, the proceeds had been invested or committed for investment in 17 Properties and to pay Acquisition Fees and miscellaneous Acquisition Expenses. As of May 22, 1997, CNL XVIII had incurred $884,460 in Acquisition Fees to an Affiliate of the General Partners.


                                   BUSINESS

PROPERTY ACQUISITIONS

      Between May 1, 1997 and May 22, 1997, CNL XVIII acquired four Properties consisting of land and building. The Properties are a Boston Market Property (in Timonium, Maryland), a Jack in the Box Property (in Houston, Texas), a Golden Corral Property (in Elizabethtown, Kentucky) and an IHOP Property (in Santa Rosa, California). For information regarding the 13 Properties acquired by CNL XVIII prior to May 1, 1997, see the Prospectus dated May 9, 1997.

      In connection with the purchase of each of these four Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Leases." For the Properties that are to be constructed, CNL XVIII has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The following table sets forth the location of the four Properties consisting of land and building acquired by CNL XVIII from May 1, 1997 through May 22, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


May 29, 1997                                      Prospectus Dated May 9, 1997







                                            PROPERTY ACQUISITIONS
                                    From May 1, 1997 through May 22, 1997
                                                         Lease Expira-
Property Location and           Purchase       Date        tion and          Minimum                             Option
Competition                     Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------         ------------   --------   ---------------   ---------------   ---------------   -----------
BOSTON MARKET                 $749,978       05/08/97   05/2012; five     10.38% of CNL     for each lease    at any time
(the "Timonium Property")     (excluding                five-year         XVIII's total     year after the    after the
Restaurant to be renovated    development               renewal options   cost to           fifth lease       fifth lease
                              costs) (3)                                  purchase the      year, (i) 4% of   year
The Timonium Property is                                                  property;         annual gross
located on the northeast                                                  increases by      sales minus
corner of the intersection                                                10% after the     (ii) the
of York Road and Belfast                                                  fifth lease       minimum annual
Road, in Timonium,                                                        year and after    rent for such
Baltimore County, Maryland,                                               every five        lease year
in an area of mixed retail,                                               years
commercial, and residential                                               thereafter
development.  Other fast-                                                 during the
food and family-style                                                     lease term
restaurants located in
proximity to the Timonium
Property include a
McDonald's, a Burger King,
a KFC, and several local
restaurants.

JACK IN THE BOX               $1,290,000     05/09/97   05/2015; four     $132,225 (6);     for each lease    at any time
(the "Houston Property")      (3)(6)                    five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Houston Property is                                                   five years        minimum annual
located on the north side                                                 thereafter        rent for such
of Louetta Road, west of                                                  during the        lease year (5)
State Highway 249, in                                                     lease term
Houston, Harris County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located
in proximity to the Houston
Property include a
McDonald's and a Subway
Sandwich Shop.


                                                     -2-






                                                         Lease Expira-
Property Location and           Purchase       Date        tion and          Minimum                             Option
Competition                     Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------         ------------   --------   ---------------   ---------------   ---------------   -----------
GOLDEN CORRAL                 $446,180       05/21/97   05/2012; four     10.75% of Total   for each lease    during the
(the "Elizabethtown           (excluding                five-year         Cost (4)          year, 5% of the   first
Property")                    closing and               renewal options                     amount by which   through
Restaurant to be              development                                                   annual gross      seventh
constructed                   costs) (3)                                                    sales exceed      lease years
                                                                                            $2,697,649 (5)    and the
The Elizabethtown Property                                                                                    tenth
is located on the east side                                                                                   through
of North Dixie Avenue, in                                                                                     fifteenth
Elizabethtown, Hardin                                                                                         lease years
County, Kentucky, in an                                                                                       only
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Elizabethtown Property
include a Steak N Shake, a
Dairy Queen, an Arby's, a
Bob Evans, a Captain D's, a
Fazoli's, a Hardee's, a
McDonald's, a Taco Bell,
and a Lee's Famous Recipe
Country Chicken.

IHOP                          $1,286,364     05/21/97   05/2017; three    $130,244;         for each lease    during the
(the "Santa Rosa Property")                             five-year         increases by      year, (i) 4% of   eleventh
Existing restaurant                                     renewal options   10% after the     annual gross      lease year
                                                                          fifth lease       sales minus       and at the
The Santa Rosa Property is                                                year and after    (ii) the          end of the
located on the northwest                                                  every five        minimum annual    initial
quadrant of Fulton Road and                                               years             rent for such     lease term
Guerneville Road, in Santa                                                thereafter        lease year
Rosa, Sonoma County,                                                      during the
California, in an area of                                                 lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Santa Rosa
Property include a Taco
Bell, a McDonald's, and
several local restaurants.



                                                     -3-








FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                    Federal Tax Basis
      --------                    -----------------

      Timonium Property               $  454,000
      Houston Property                   622,000
      Elizabethtown Property           1,077,000
      Santa Rosa Property                854,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Timonium Property, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Elizabethtown Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Timonium and Elizabethtown Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by CNL XVIII in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                                            Estimated Final
      Property                  Estimated Maximum Cost      Completion Date
      --------                  ----------------------      ---------------

      Timonium Property              $1,140,100             November 4, 1997
      Houston Property                1,290,000             November 5, 1997
      Elizabethtown Property          1,572,176             November 17, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) CNL XVIII paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

PENDING INVESTMENTS

      As of May 22, 1997, CNL XVIII had initial commitments to acquire four properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by CNL XVIII. If acquired, the leases of all four of these properties are expected to be entered into on substantially the same terms described in the Prospectus in the section entitled "Business - Description of Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------

Boston Market           15 years; five five-year   10.38% of CNL XVIII's     for each lease year     at any time after
Charlotte, NC           renewal options            total cost to purchase    after the fifth lease   the fifth lease
Existing restaurant                                the property;             year, (i) 5% of         year
                                                   increases by 10% after    annual gross sales
                                                   the fifth lease year      minus (ii) the
                                                   and after every five      minimum annual rent
                                                   years thereafter          for such lease year
                                                   during the lease term

Boston Market           15 years; five five-year   10.38% of  Total Cost     for each lease year     at any time after
Reno, NV                renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of  Total Cost     for each lease year     at any time after
Walker, MI              renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Popeyes (2)             20 years; two five-year    11.75% of Total Cost      for each lease year,    at any time after
Macon, GA               renewal options            (1); increases by 10%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
renovated                                          year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year



FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) CNL XVIII anticipates acquiring an interest in Macon Joint Venture with an Affiliate of the General Partners. Based upon anticipated renovation costs for the Property, CNL XVIII expects to own an approximate 26 percent interest in the Macon Joint Venture upon completion of renovation.

               STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                          CNL INCOME FUND XVIII, LTD.
                      PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH MAY 22, 1997
        FOR THE PERIOD OCTOBER 12, 1996 (THE DATE OPERATIONS COMMENCED)
                    THROUGH DECEMBER 31, 1996 (UNAUDITED)


      The following statement presents unaudited estimated taxable operating results of each Property acquired by CNL XVIII from inception through May 22, 1997. The statement presents estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The statement should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.

                                    Burger King     Golden Corral       Jack in the Box     Jack in the Box
                                    Kinston, NC   Houston #1, TX (7)   Echo Park, CA (6)   Henderson, NV (6)
                                    -----------   ------------------   -----------------   -----------------
Estimated Taxable Operating
  Results:

Base Rent (1)                         $ 19,862            (5)                 (5)                (5)

Management Fees (2)                       (199)           (5)                 (5)                (5)

General and Administrative
  Expenses (3)                            (993)           (5)                 (5)                (5)
                                      --------

Estimated Cash Available from
  Operations                            18,670            (5)                 (5)                (5)

Depreciation Expense (4)                (3,660)           (5)                 (5)                (5)
                                      --------

Estimated Taxable Operating
  Results                             $ 15,010            (5)                 (5)                (5)
                                      ========


                                                See Footnotes

                                                     -7-








                                    Jack in the Box       Golden Corral     Boston Market   Black-eyed Pea
                                  Centerville, TX (6)   Galveston, TX (7)    Raleigh, NC     Atlanta, GA
                                  -------------------   -----------------   -------------   --------------
Estimated Taxable Operating
  Results:

Base Rent (1)                              (5)                   (5)           $ 27,144         $ 15,358

Management Fees (2)                        (5)                   (5)               (271)            (154)

General and Administrative
  Expenses (3)                             (5)                   (5)             (1,357)            (768)
                                                                               --------         --------

Estimated Cash Available from
  Operations                               (5)                   (5)             25,516           14,436

Depreciation Expense (4)                   (5)                   (5)             (2,672)          (3,596)
                                                                               --------         --------

Estimated Taxable Operating
  Results                                  (5)                   (5)           $ 22,844         $ 10,840
                                                                               ========         ========


                                                See Footnotes

                                                     -8-








                                      Golden Corral    Boston Market     On The Border    Boston Market
                                        Stow, OH      San Antonio, TX   San Antonio, TX   Minnetonka, MN
                                      -------------   ---------------   ---------------   --------------
Estimated Taxable Operating
  Results:

Base Rent (1)                            $42,009              (5)              (5)              (5)

Management Fees (2)                         (420)             (5)              (5)              (5)

General and Administrative
  Expenses (3)                            (2,100)             (5)              (5)              (5)
                                        --------

Estimated Cash Available
  from Operations                         39,489              (5)              (5)              (5)

Depreciation Expense (4)                  (7,047)             (5)              (5)              (5)
                                        --------

Estimated Taxable Operating
  Results                               $ 32,442              (5)              (5)              (5)
                                        ========



                                                See Footnotes

                                                     -9-






                                         Wendy's    Boston Market   Jack in the Box        Golden Corral
                                        Sparta, TN  Timonium, MD   Houston #2, TX (6)  Elizabethtown, KY (7)
                                        ----------  -------------  ------------------  ---------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                               (5)          (5)               (5)                 (5)

Management Fees (2)                         (5)          (5)               (5)                 (5)

General and Administrative
  Expenses (3)                              (5)          (5)               (5)                 (5)

Estimated Cash Available from
  Operations                                (5)          (5)               (5)                 (5)

Depreciation Expense (4)                    (5)          (5)               (5)                 (5)

Estimate Taxable Operating
  Results                                   (5)          (5)               (5)                 (5)



                                                See Footnotes

                                                    -10-







                                             IHOP
                                        Santa Rosa, CA       Total
                                        --------------     ---------
Estimated Taxable Operating
  Results:

Base Rent (1)                               $ 28,547       $132,920

Management Fees (2)                             (285)        (1,329)

General and Administrative
  Expenses (3)                                (1,427)        (6,645)
                                            --------       --------

Estimated Cash Available from
  Operations                                  26,835        124,946

Depreciation Expense (4)                      (4,678)       (21,653)
                                            --------       --------

Estimate Taxable Operating Results          $ 22,157       $103,293
                                            ========       ========


FOOTNOTES:

(1) Represents rental income from leases for five of the 17 Properties acquired from inception through May 22, 1997, which were operational at the time acquired by CNL XVIII, for the period commencing October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The 12 Properties acquired by CNL XVIII that are under construction are not presented due to the fact that they were not operational for the period presented.

(2) The Properties are managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate receives an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5) This Property is under construction and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                   Estimated Final Completion Date
      --------                   -------------------------------

      Houston #1 Property        June 25, 1997
      Echo Park Property         July 6, 1997
      Henderson Property         July 6, 1997
      Centerville Property       July 7, 1997
      Galveston Property         July 21, 1997
      San Antonio #1 Property    October 13, 1997
      San Antonio #2 Property    October 14, 1997
      Minnetonka Property        October 26, 1997
      Sparta Property            August 28, 1997
      Timonium Property          November 4, 1997
      Houston #2 Property        November 5, 1997
      Elizabethtown Property     November 17, 1997

(6) The lessee of the Echo Park, Henderson, Centerville and Houston #2 Properties is the same unaffiliated lessee.

(7) The lessee of the Houston #1, Galveston and Elizabethtown Properties is the same unaffiliated lessee.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS


                                                                       Page
                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)


Pro Forma Financial Information (unaudited):

   Pro Forma Balance Sheet as of December 31, 1996                     15

   Pro Forma Statement of Income for the year ended
     December 31, 1996                                                 16

   Notes to Pro Forma Financial Statements as of
     December 31, 1996                                                 17

                        PRO FORMA FINANCIAL INFORMATION


      The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) property acquisition transactions from inception through December 31, 1996, including the receipt of $8,421,815 in gross offering proceeds from the sale of 842,182 units of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, and the application of such funds to acquire two properties, one of which was under construction at December 31, 1996, and to pay organizational and offering expenses, acquisition fees, and miscellaneous acquisition expenses, (ii) the receipt of $10,783,939 in gross offering proceeds from the sale of 1,078,393 additional Units during the period January 1, 1997 through May 12, 1997, and
(iii) the application of such funds and $5,371,325 of cash and cash equivalents at December 31, 1996, to purchase 13 additional properties during the period January 1, 1997 through May 12, 1997, (nine of which are under construction and consist of land and building, one property which is under construction and consists of building only, two properties which consist of land and building and one property which consists of building only), to pay additional construction costs for the property under construction at December 31, 1996, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of December 31, 1996, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1996.

      The Pro Forma Statement of Income for the year ended December 31, 1996, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions. No pro forma adjustments have been made to the Pro Forma Statement of Income for the properties owned by CNL XVIII as of May 12, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1996



                                                   Pro Forma
          ASSETS                    Historical    Adjustments      Pro Forma
                                    ----------  ---------------   -----------

Land and building on operating
  leases, less accumulated
  depreciation                      $1,530,768  $11,853,945 (a)   $13,384,713
Net investment in direct
  financing leases (b)                      -     3,795,084 (a)     3,795,084
Cash and cash equivalents            5,371,325   (5,371,325)(a)            -
Receivables                              3,711                          3,711
Organization costs, less
  accumulated amortization               9,589                          9,589
Other assets                           324,931     (319,530)(a)         5,401
                                    ----------  -----------       -----------

                                    $7,240,324  $ 9,958,174       $17,198,498
                                    ==========  ===========       ===========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                    $  104,514  $  (104,514)(a)   $        -
Construction costs payable                  -       332,373 (a)       332,373
Distributions payable                   55,708                         55,708
Due to related parties                  83,889      (83,069)(a)           820
                                    ----------  -----------       -----------
    Total liabilities                  244,111     (144,790)          388,901

Partners' capital                    6,996,213    9,813,384 (a)    16,809,597
                                    ----------  -----------       -----------

                                    $7,240,324  $ 9,958,174       $17,198,498
                                    ==========  ===========       ===========


                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1996



                                                      Pro Forma
                                        Historical   Adjustments   Pro Forma
                                        ----------   -----------   ---------

Revenues:
  Rental income from operating lease      $ 1,373      $    -       $ 1,373
  Interest income                          30,241           -        30,241
                                          -------      -------      -------
                                           31,614           -        31,614
                                          -------      -------      -------

Expenses:
  General operating and administrative      3,980           -         3,980
  Management fee to related party              12           -            12
  Depreciation and amortization               712           -           712
                                          -------      -------      -------
                                            4,704           -         4,704
                                          -------      -------      -------

Net Income                                $26,910      $    -       $26,910
                                          =======      =======      =======

Net Income Per Limited Partner Unit       $  0.05                   $  0.05
                                          =======                   =======

Weighted Average Number of Units
  Outstanding                             503,436                   503,436
                                          =======                   =======



                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


Pro Forma Balance Sheet:

(a) Represents gross proceeds of $10,783,939 from the sale of 1,078,393 Units during the period January 1, 1997 through May 12, 1997, and $5,371,325 of cash and cash equivalents at December 31, 1996, used
      (i) to acquire 13 properties for $13,858,493 ($332,373 of which was accrued as construction costs payable as of May 12, 1997), (ii) to fund estimated construction costs of $985,729 relating to the property under construction at December 31, 1996, (iii) to pay acquisition fees and other costs of $517,825 ($6,508 of which was accrued as accounts payable at December 31, 1996 and $26,040 of which was accrued as due to related parties at December 31, 1996) and reclassify from other assets $319,530 of acquisition fees and other costs previously incurred relating to the acquired properties, and (iv) to pay selling commissions and offering expenses (syndication costs) of $1,125,590 ($98,006 of which was accrued as accounts payable at December 31, 1996 and $57,029 of which was accrued as due to related parties at December 31, 1996), which have been netted against partners' capital.

      The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:

                                                Estimated purchase
                                                 price (including
                                                 construction and     Acquisition
                                                closing costs) and        fees
                                                  additional con-      allocated
                                                  struction costs     to property       Total
                                                ------------------    -----------    -----------
      Jack in the Box in Echo Park, CA              $ 1,257,223       $    68,163    $ 1,325,386
      Jack in the Box in Hendersonville, NV           1,066,175            57,805      1,123,980
      Jack in the Box in Centerville, TX                758,658            41,132        799,790
      Golden Corral in Galveston, TX                  1,359,566            73,711      1,433,277
      Boston Market in Raleigh, NC                    1,225,886            66,463      1,292,349
      Black-eyed Pea in Atlanta, GA                     616,110            33,404        649,514
      Golden Corral in Stow, OH                       1,668,863            90,480      1,759,343
      Boston Market in San Antonio, TX                  851,302            46,154        897,456
      On The Border in San Antonio, TX                1,186,744            64,342      1,251,086
      Boston Market in Minnetonka, MN                   815,065            44,190        859,255
      Wendy's in Sparta, TN                             633,967            34,372        668,339
      Boston Market in Timonium, MD                   1,129,934            61,261      1,191,195
      Jack in the Box in Houston, TX                  1,289,000            69,886      1,358,886
      One property under construction at
        December 31, 1996                               985,729            53,444      1,039,173
                                                    -----------       -----------    -----------

                                                    $14,844,222       $   804,807    $15,649,029
                                                    ===========       ===========    ===========

      Adjustment classified as follows:
        Land and buildings on operating leases                                       $11,853,945
        Net investment in direct financing leases                                      3,795,084
                                                                                     -----------

                                                                                     $15,649,029
                                                                                     ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.